UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 23, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2014, QualityTech, LP (the “Operating Partnership”), the operating partnership of QTS Realty Trust, Inc. (“QTS”), and QTS Finance Corporation, a subsidiary of the Operating Partnership formed solely for the purpose of facilitating the offering of the notes described below (the “Co-Issuer” and, together with the Operating Partnership, the “Issuers”), closed an offering of $300 million aggregate principal amount of 5.875% senior notes due 2022 (the “Notes”). The offering was conducted pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and the Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Also on July 23, 2014, in connection with the offering, QTS, the Issuers and certain of their subsidiaries entered into an Indenture and a Registration Rights Agreement with respect to the Notes.

Indenture

QTS, the Issuers and certain of their subsidiaries entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (“Trustee”), pursuant to which the Issuers issued the Notes at a price equal to 99.211% of their face value. Pursuant to the Indenture, the Notes have the following terms, among others:

Interest – Interest on the Notes will accrue from July 23, 2014 at a rate of 5.875% per annum and be payable semi-annually in arrears in cash on February 1 and August 1 of each year, beginning February 1, 2015.

Maturity – The Notes will mature on August 1, 2022.

Guarantees – The Notes are fully and unconditionally guaranteed on a senior basis by all of the Operating Partnership’s existing and future subsidiaries (other than foreign subsidiaries and receivables entities) that guarantee any indebtedness of QTS, the Issuers or any other subsidiary guarantor. QTS will not initially guarantee the Notes and will not be required to guarantee the Notes except under certain circumstances.

Ranking – The Notes will be (i) the senior unsecured obligations of the Issuers, (ii) pari passu in right of payment with all existing and future unsecured senior indebtedness of the Issuers, including the Operating Partnership’s indebtedness under its unsecured senior credit facility and the Operating Partnership’s guarantee of the credit facility secured by the Richmond property, (iii) senior in right of payment to any future subordinated indebtedness of the Issuers, if any, (iv) effectively subordinated in right of payment to all existing and future secured indebtedness of the Issuers, to the extent of the value of the collateral securing such indebtedness, (v) structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables, and claims of holders of preferred stock, if any, of the Operating Partnership’s subsidiaries that are not guarantors of the Notes, including borrowings of one such non-guarantor subsidiary under the Richmond secured credit facility and a guarantee of such borrowings by another non-guarantor subsidiary, and (vi) unconditionally guaranteed by the guarantors on a senior unsecured basis. Each guarantee will be (i) a senior unsecured obligation of such guarantor, (ii) pari passu in right of payment with all existing and future unsecured senior indebtedness of such guarantor, including, if applicable, such guarantor’s guarantee of the Operating Partnership’s obligations under the unsecured credit facility, (iii) senior in right of payment to any future subordinated indebtedness of such guarantor, if any, (iv) effectively subordinated in right of payment to all existing and future secured indebtedness of such guarantor, to the extent of the value of the collateral securing that indebtedness, and (v) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and claims of holders of preferred stock, if any, of the non-guarantor subsidiaries.

Optional Redemption – At any time prior to August 1, 2017, the Issuers may redeem the Notes, in whole or in part, at any time at a redemption price equal to (i) 100% of principal amount, plus (ii) accrued and unpaid interest to the redemption date, and (iii) a make-whole premium. On or after August 1, 2017, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to (i) 104.406% of the principal amount from August 1, 2017 to July 31, 2018, (ii) 102.938% of the principal amount from August 1, 2018 to July 31, 2019, (iii) 101.469% of the principal amount from August 1, 2019 to July 31, 2020 and (iv) 100.000% of the principal amount of the Notes from August 1, 2020 and thereafter, in each case plus accrued and unpaid interest to the redemption date. In addition, at any time prior to August 1, 2017, the Issuers may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the Notes at 105.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings consummated by QTS or the Operating Partnership.

Repurchase Obligations – If a Change of Control (as defined in the Indenture) of the Operating Partnership or QTS occurs, holders of the Notes may require the Issuers to repurchase all or part of their Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. In addition, in certain circumstances the Issuers may be required to use the net proceeds of asset sales to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Covenants – The Indenture contains covenants that, among other things, limit the Operating Partnership’s ability and the ability of certain of its subsidiaries (its “Restricted Subsidiaries”) (i) to incur secured or unsecured indebtedness, (ii) to pay dividends or distributions on its equity interests or redeem or repurchase equity interests, (iii) to make certain investments or other restricted payments, (iv) to enter into transactions with affiliates, (v) to enter into agreements limiting the ability of the Operating Partnership’s restricted subsidiaries to pay dividends or make certain transfers and other payments to the Operating Partnership or to its Restricted Subsidiaries, (vi) to sell assets and (vii) to merge, consolidate or transfer all or substantially all of their assets. The Operating Partnership and its Restricted Subsidiaries also are required to maintain total unencumbered assets (as defined) of at least 150% of their unsecured debt on a consolidated basis. These covenants and definitions contain important exceptions, limitations and qualifications set forth in the Indenture. If and for so long as the Notes are rated investment grade by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, certain covenants will be suspended with respect to the Notes and the subsidiary Note guarantees will be released. The covenants are subject to a number of important qualifications and exceptions under the Indenture.

Events of Default – The Indenture also contains customary events of default including, but not limited to, nonpayment, breach of covenants, and payment or acceleration defaults in certain other indebtedness of QTS or certain of its subsidiaries. Upon an event of default, either the holders of the Notes or the Trustee may declare the Notes immediately due and payable, or in certain circumstances, the Notes automatically will become due and immediately payable.

A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement

QTS, the Issuers and their subsidiaries that entered into the Indenture (the “QTS parties”) also entered into a registration rights agreement with the initial purchasers of the Notes (the “Registration Rights Agreement”) pursuant to which the QTS parties agreed to use their commercially reasonable efforts to file and cause to become effective, on or before 270 days after July 23, 2014, a registration statement with respect to an offer to exchange the Notes for notes identical in terms, except that the newly-issued notes would not be subject to transfer restrictions. Under certain circumstances, the QTS parties also may be required to file a shelf registration statement to cover the resale of the Notes. If the QTS parties fail to file a required registration statement or any such registration statement is not declared effective within the prescribed time period, the Issuers will be required to pay to the Note holders additional interest of 0.25% per annum for the first 90 days following such default and increasing to 1.00% per annum thereafter until such default is cured.

A copy of the Registration Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 4.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The disclosure contained in Item 1.01 above is incorporated herein by reference. The Indenture described in Item 1.01 contains a covenant that restricts QTS’s ability to pay dividends in certain circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated July 23, 2014, by and among QualityTech, LP, QTS Finance Corporation, QTS Realty Trust, Inc., certain subsidiaries of QualityTech, LP and Deutsche Bank Trust Company Americas.

4.2	Registration Rights Agreement, dated July 23, 2014, by and among QualityTech, LP, QTS Finance Corporation, QTS Realty Trust, Inc., certain subsidiaries of QualityTech, LP and Deutche Bank Securities Inc., KeyBanc Capital Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

July 25, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated July 23, 2014, by and among QualityTech, LP, QTS Finance Corporation, QTS Realty Trust, Inc., certain subsidiaries of QualityTech, LP and Deutsche Bank Trust Company Americas.

4.2

Registration Rights Agreement, dated July 23, 2014, by and among QualityTech, LP, QTS Finance Corporation,

QTS Realty Trust, Inc., certain subsidiaries of QualityTech, LP and Deutche Bank Securities Inc., KeyBanc Capital Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.